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                                                                  EXHIBIT 10.10



Dear                   :

     You are a valuable and key employee of Kaneb Services, Inc. (the "Company"). The Company recognizes that an attempt to effect a major change in the control of the Company could have a disturbing and disruptive adverse effect upon you and your employment relationship with the Company. In writing this letter to you, management of the Company is endeavoring to foster and encourage your continued attention and dedication to your assigned duties in the face of potentially disturbing circumstances. Accordingly, for and in consideration of the terms and conditions contained herein, your continued service to the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and you hereby agree, as follows:

     In the event a third party begins a tender or exchange offer, initiates a proxy contest or takes other steps to effect a Change of Control (as hereinafter defined) of the Company, the Company will pay to an escrow account (the "Escrow Account") established at any appropriate banking or trust institution selected by the Company ("Bank") an amount equal to 299% of your then-current annual base salary. The escrow account will be governed by an escrow agreement substantially in the form attached hereto, an actual copy of which will be furnished to you upon its execution and funding. In addition, the Company will pay into escrow any incentive compensation amounts accrued or earned to which you are then entitled otherwise than as a result of Change of Control.

     Thereafter, you agree that you will not voluntarily leave the employ of the Company and will perform the services of your office until the third party has abandoned or terminated efforts to effect a Change of Control or until a Change of Control has occurred. In the event a Change of Control occurs, and your employment by the Company terminates, voluntarily or involuntarily, for any reason, you shall be paid the Escrowed Funds upon your written demand to the Company. In the event such Change of Control is supported and endorsed by management of the Company, you agree, upon written request of the Board of Directors of the Company, to assist, for a period of ninety (90) days from the date of Change of Control, in the orderly transition of management of the Company, provided the Company shall pay any expenses you incur in connection with such assistance.

     For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as defined in
Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, restructuring or proceeding under the bankruptcy laws, sale of assets or contested election, or any combination of the foregoing transactions, the persons (or any combination thereof) who are Directors of the Company 60 days prior to the closing of any such transaction(s) cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (iii) as a consequence of a tender or exchange offer or a proxy contest or third party consent solicitation, a majority of the fair market value of the assets of the Company are distributed to the Company's securities holders.

     The Company may withdraw the Escrowed Funds held in the Escrow Account if one year elapses from the date of deposit by the Company of said Escrowed Funds into the escrow account and if no written


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demand for payment has been made by you during said one year period. If, prior to the expiration of said one year period, there shall occur a concurrent or subsequent event that constitutes a Change of Control, as defined herein, the Company will not be required to make an additional deposit of Escrowed Funds, but the one year period described herein shall be deemed to commence on the date of the occurrence of the last such event; provided, however, that if a period of six (6) months has expired from the date of the initial deposit of Escrowed Funds, any incentive compensation to which you are entitled shall be recomputed pursuant to the terms of the applicable incentive compensation plan and an appropriate deposit or withdrawal adjustment based upon such recomputed incentive compensation shall be made. If your employment with the Company should terminate for any reason prior to the occurrence of the Change of Control events described above, this agreement shall terminate and the Company will have no further obligation to you hereunder.

     The Company shall pay any usual and customary charges of the Bank for acting as escrow agent and will be entitled to receive any and all interest and other income earned through the investment of the Escrowed Funds.

     The obligations of the Company contained herein shall be binding upon the Company and upon its successors and assigns. Your rights to receive Escrow Funds are personal to you and may not be assigned.

     It is expressly agreed and understood by you that nothing contained herein is intended to be an employment agreement or a guarantee of employment, that this letter is intended to be narrowly construed to address only the specific issues set out herein, and that, without limitation, no term of employment or job description is to be implied from this letter. Any matters not specifically addressed herein shall be governed by the Company's then-existing employment policies, practices and procedures, as such may be revised or amended from time to time, or any separate written agreement as may exist between the Company and you.

     If the foregoing accurately sets forth our mutual agreements and understandings concerning the subject matter hereof, please so indicate by signing in the space provided below and returning one originally executed copy to me. A duplicate original is enclosed for your files.

                                        Very truly yours,

                                        KANEB SERVICES, INC.


                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------



AGREED and ACCEPTED

as of the ____ day of _________:



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